SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2012

BONANZA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53943	20-8560967
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

Columbia Tower

701 Fifth Avenue, Office 4263

Seattle, WA 98104

(Address of Principal Executive Offices)

(206) 262-7461

(Registrant's telephone number, including area code)

  N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the issuance of securities by the Company.

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Bonanza Gold Corp., a Nevada corporation, after giving effect to our acquisition of certain assets and the related transactions described below, unless the context requires otherwise.

All dollar amounts in this report refer to U.S. dollars unless otherwise indicated.

Item 3.02   Sale of Unregistered Securities

The Company issued to one investor 300,000 Units (each unit being comprised of one share of the Company’s common stock and a warrant exercisable over a three year period for one share of common stock at an exercise price of $1.25 per share).  The Units were sold at a price of $0.20 per Unit for an aggregate of $60,000.

The offer and sale of the foregoing securities was made solely to a non-U.S resident and in reliance upon and pursuant to the exemptions from registration provided by Regulation S of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012	BONANZA GOLD CORP.
(Registrant)
	By:	/s/ Craig Russell
Craig Russell
President and Chief Executive Officer